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                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant
                            As of December 31, 2000

                                                            State of
                                                        Incorporation or
                 Name                                     Organization
                 ----                                     ------------

Nationwide Health Properties Finance Corporation ......     Delaware
MLD Financial Capital Corporation .....................     Delaware
MLD Wisconsin SNF, Inc. ...............................     Wisconsin
MLD Delaware Trust ....................................     Delaware
MLD Properties, Inc. ..................................     Delaware
MLD Properties, LLC ...................................     Delaware
NH Texas Properties Limited Partnership ...............     Texas
MLD Properties Limited Partnership ....................     Delaware